As filed with the Securities and Exchange Commission on February
27, 1997

                          Registration No. 333-___________


                  SECURITIES AND EXCHANGE
COMMISSION
                  WASHINGTON, D.C.  20549


                         FORM S-8

                  REGISTRATION STATEMENT
                           UNDER
                THE SECURITIES ACT OF 1933

                         FIND/SVP, Inc.
  (Exact name of registrant as specified in its charter)

                              New York

     (State or other jurisdiction of incorporation or organization)

                        13-2670985
          (I.R.S. employer identification number)

625 Avenue of the Americas
New York, New York                                    10011
(Address of principal executive offices)        (Zip code)

           FIND/SVP, INC. 1996 Stock Option Plan
                 (Full title of the plan)

                     Andrew P. Garvin
                      FIND/SVP, Inc.
                625 Avenue of the Americas
                 New York, New York 10011
            (Name and address of agent for service)


                            (212) 645-4500

    Telephone number, including area code, of agent for service.


                        - copy to -
                  Gary T. Moomjian, Esq.
                   Breslow & Walker, LLP
                     767 Third Avenue
                 New York, New York  10017
                      (212) 832-1930

              CALCULATION OF REGISTRATION FEE
   Title of
securities to
be registered
   Amount to be
registered(1)
   Proposed
maximum
offering price
per share
   Proposed
maximum
aggregate
offering
price
   Amount of
registration
fee
Common Stock, par
value $.0001 per share
("Common Stock")
               204,850(2)        --         $408,400

     $123.76 Common Stock      445,150(3)$1.59(4)$707,789(4)$214.48

<F1>
Total Registration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .      $338.24



<F2>
(1)In addition to this amount, such additional shares as may be issuable in accordance with the terms of the FIND/SVP, Inc. 1996 Stock Option Plan (the "Plan") as stock dividends or in the event of a stock split, reorganization, merger, recapitalization or similar event affecting the
650,000 shares being registered.
<F3>
(2)Includes options previously granted to directors and employees of the Registrant to purchase an aggregate of 204,850 shares of Common Stock at an aggregate exercise price of $408,400.
<F4>
(3)Includes options to purchase 230,000 shares of the Common Stock granted to the President and
Chief Executive Officer of the Registrant, the prices of which have yet to be determined.
<F5>
(4)Estimated solely for the purpose of calculating the registration fee, and based on the average of the closing bid and asked price of the Common Stock on February 21, 1997 as reported by the NASDAQ National Market System, in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

                          PART I


            INFORMATION REQUIRED IN THE SECTION
10(a) PROSPECTUS

Item 1.        Plan Information.

               To be distributed to participants in
Registrant's 1996 Stock Option Plan.

Item 2.        Registrant Information and Employee Plan
Annual Information.

               To be distributed to participants in
Registrant's 1996 Stock Option Plan.


                          PART II


                INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference.

               The following documents of the Registrant heretofore filed with the Securities and Exchange
Commission are hereby incorporated by reference:

               (a)     The Registrant's Annual Report on
                       Form 10-K for the year ended
                       December 31, 1995, which contains
                       audited financial statements for the
                       Registrant's latest fiscal year.

               (b)     Registrant's quarterly reports on
                       Form 10-Q for the quarters ended
                       March 31, 1996, August 31, 1996
                       and September 30, 1996.

               (c)     The description of the Common
                       Stock, par value $.0001 per share
                       (the "Common Stock"), registered
                       under Section 12(g) of the Securities
                       Exchange Act of 1934 (the
                       "Exchange Act"), as set forth in the
                       Registrant's Registration Statement
                       on Form S-18 (Reg. No. 33-8634-
                       NY), dated October 31, 1986,
                       including any amendments thereto
                       filed for the purpose of updating
                       such description.

        All other documents subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and are a part hereof from the date of filing such documents.

        The aforementioned documents are available without charge to each Plan participant, by written or oral request of such person to Andrew P. Garvin, President and Chief
Executive Officer, FIND/SVP, Inc., 625 Avenue of the
Americas, New York, New York 10011, telephone number
(212) 645-4500.


Item 4.        Description of Securities.

               Not applicable.


Item 5.        Interests of Named Experts and Counsel.

               The legality of the shares of Common Stock offered hereunder will be passed upon for the Registrant by Breslow & Walker, LLP. As of the date of this Registration Statement Breslow & Walker, LLP owns
8,820 shares of Common Stock and Howard S. Breslow, a member of the firm of Breslow & Walker, LLP, owns options to purchase 18,000 shares of Common Stock. Mr.
Breslow is a director of the Registrant, a position he has held since 1986.


Item 6.        Indemnification of Directors and Officers.

               Article XII of the Company's By-Laws
contains the following provisions with respect to indemnification of directors and officers:

               "Section 1.   Authorization for
Indemnification of Directors and Officers. The corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or the right of any other corporation of any type or kind, domestic or foreign or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or, any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

               The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

               The corporation shall indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

               Section 2.    Nonexclusivity of Provisions
for Indemnification of Directors and Officers. The indemnification and advancement of expenses granted pursuant to, or provided by, this Article XII shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or these by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this Article XII shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

               Section 3.    Payment of Indemnification.
A person who had been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 of this
Article XII shall be entitled to indemnification as authorized in such section.

               Except as provided in the foregoing
subparagraph, any indemnification under Section 1 of this
Article XII or otherwise permitted by Section 2 of this
Article XII, unless ordered by a court shall be made by the Corporation, only if authorized in the specific case:

                       (i)   by the board acting by a
quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standards of conduct set forth in Section 1 of this Article XII or established pursuant to Section 2 of this Article XII, as the case may be, or,

                       (ii)  if a quorum under
subparagraph (i) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs; or

                       (iii) by the board upon the opinion
in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer; or

                       (iv)  by the shareholders upon a
finding that the director or officer has met the applicable standard of conduct set forth in such sections.

               Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of Section
725 of the Business Corporation Law of New York.

               Section 4.    Insurance for Indemnification
of Directors and Officers. (a) Subject to subparagraph (b) below, the corporation shall have power to purchase and maintain insurance:

                       (1)   to indemnify the corporation
for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Article, and

                       (2)   to indemnify directors and
officers in instances in which they may be indemnified by the corporation under the provisions of this Article, and

                       (3)   to indemnify directors and
officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this Article provided the contract of insurance covering such directors and officers provides, in manner acceptable to the superintendent of insurance, for a retention amount and for coinsurance.

                       (b)   No insurance under paragraph
(a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

                             (1)    if a judgment or other
final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

                             (2)    in relation to any risk
the insurance of which is prohibited under the insurance law of this state.

                       (c)   Insurance under any or all
subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

                       (d)   The corporation shall, in
accordance with the Business Corporation Law of New
York, mail a statement in respect of any insurance it has purchased or renewed under this section specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract."

               Sections 721 through 726, inclusive, of the New York Business Corporation Act also contain provisions relating to the indemnification of directors and officers.

               In addition, Section 3 of the Plan contains provisions which provide for certain indemnification of the members of the Board of Directors administering the Plan.


Item 7.        Exemption from Registration Claimed.

               Not applicable.

Item 8.    Exhibits.

INDEX TO EXHIBITS

   Exhibit

   Description

   Sequentially
Numbered Page
Where Located

4(a)FIND/SVP, Inc. 1996 Stock
Option Plan, as amended
                                                    114(b)Present form of Incentive
Stock Option Agreement
                                                     184(c)Present form of Non-Incentive
Stock Option Agreement
                                                     224(d)Restated Certificate of
Incorporation, as amended*
                                                 --4(e)By-Laws, as amended*--5

Opinion of Messrs. Breslow &
Walker, LLP as to the legality
of the securities being
registered
                                                                 2523(a)Independent Auditors'
 Consent
2623(b)Reference is made to Exhibit 5
with respect to the Consent of
Messrs. Breslow & Walker,
LLP
--_______________

<F1>
*Incorporated by reference to the Registrant's Registration Statement on Form S-18 (Reg.
No. 33-8634-NY).

Item 9.        Undertakings.

               A.      Rule 415 offering.

                       (1)   The undersigned Registrant
hereby undertakes to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                       (2)   That, for the purpose of
determining any liability under the Securities Act of 1933 (the "Act"), each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (3)   To remove from registration
by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B.      Filings incorporating subsequent
Exchange Act
                       documents by reference.

               The undersigned Registrant hereby
undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C.  Filing of registration statement on Form
S-8.

               Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                        SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, as this 26th day of February, 1997.


FIND/SVP, Inc.

                                            By:  /s/ Andrew
P. Garvin
                                                 Andrew P.
Garvin, President and Director
                                                 (Principal
Executive Officer)


                                                 /s/ Peter
J. Fiorillo
                                                 Peter J.
Fiorillo, Vice President Finance
                                                 and
Administration (Principal Financial and
                                                 Accounting
Officer)


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature
TitleDate

/s/ Andrew P. Garvin
          Andrew P. Garvin
Director
February 26, 1997
/s/ Kathleen S. Bingham
         Kathleen S. Bingham
DirectorFebruary 26, 1997
        Brigitte de Gastines
Director/s/ Howard S. Breslow
          Howard S. Breslow
DirectorFebruary 26, 1997/s/ Frederick H. Fruitman
        Frederick H. Fruitman
DirectorFebruary 26, 1997
           Charles Baudoin
Director
          Jean-Louis Bodmer
Director/s/ James L. Luikart
          James L. Luikart
DirectorFebruary 26, 1997
                                  Exhibit 4(a)

                      FIND/SVP, INC.
                  1996 STOCK OPTION PLAN

1.      Purpose of Plan

        The purpose of this 1996 Stock Option Plan (the
"Plan") is to further the growth and development of FIND/SVP, INC. (the "Company") by encouraging and enabling employees, including officers, directors of and consultants and advisors to the Company, to obtain a proprietary interest in the Company through the ownership of stock, thereby providing such persons with an added incentive to continue in the employ or service of the Company and to stimulate their efforts in promoting the growth, efficiency and profitability of the Company, and affording the Company a means of attracting to its service persons of outstanding quality.

2.      Shares of Stock Subject to the Plan

        Subject to the provisions of Section 12 hereof, an aggregate of 650,000 shares of the common stock, par value $.0001 per share, of the Company ("Common
Stock") shall be reserved for issuance upon the exercise of options which may be granted from time to time in accordance with the Plan. Such shares may be, in whole or in part, as the Board of Directors of the Company ("Board of Directors") shall from time to time determine, authorized but unissued shares or issued shares which have been reacquired by the Company. If, for any reason, an option shall lapse, expire or terminate without having been exercised in full, the unpurchased shares underlying these options shall (unless the Plan shall have been terminated) again be available for the purpose of the Plan.

3.      Administration

        (a) The Board of Directors shall administer the Plan and, subject to the provisions of the Plan, shall have authority in its discretion to determine and designate from time to time those persons eligible for a grant of options under the Plan, those persons to whom options are to be granted, the purchase price of the shares covered by each option, the time or times at which options shall be granted, and the manner in which said options are exercisable. In making such determination, the Board of Directors may take into account the nature of the services rendered by the respective persons, their present and potential contributions to the Company's success and such other factors as the Board of Directors in its sole discretion shall deem rele-vant. Subject to the express provisions of the Plan, the Board of Directors shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the instruments by which options shall be evidenced, which shall not be inconsistent with the terms of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive.

        (b) The Board of Directors may, at its discretion, in accordance with the provisions of Article III, Section 11 of the Company's By-Laws, by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, appoint from among its members a Stock Option Plan Committee (the "Committee"). Such Committee shall be composed of three or more directors and shall have and may exercise any and all of the powers relating to the administration of the Plan and the grant of options hereunder as are set forth above in Section 3(a), as the Board of Directors shall confer and delegate. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge, such Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such time and at such places as it shall deem advisable. A majority of such Committee shall constitute a quorum and such majority shall determine its action. The Committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding.
No director or member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

        (c) Any provision of the Plan to the contrary notwithstanding, options granted to eligible outside directors pursuant to Section 3(d) hereof shall be automatic, without any discretion on the part of the Board of Directors or the Committee, as the case may be, with respect to the grantee, the number of shares of Common Stock subject to such options, the term of the options or the exercise price of the options.

        (d) Throughout the term of the Plan, on the first business day of each year, each outside director of the Company shall be granted a Non-Incentive Stock Option to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of Common Stock on the date of grant. For purposes of this section, fair market value shall mean (i) in the event that the Company's
Common Stock is not listed on a national exchange, the closing bid price of the Company's Common Stock as quoted on NASDAQ on the day immediately preceding the date of grant, or (ii) in the event that the Company's
Common Stock is also traded on an exchange, the higher of the NASDAQ price and the closing price of the Company's Common Stock on such exchange on the date of grant, or (iii) in the event that the Company's Common Stock is only traded on an exchange, the closing price of the Common Stock on the date of grant. Such options shall be immediately exercisable and expire five (5) years after the date of grant.

4.      Persons To Whom Shares May Be Granted

        Options may be granted to persons who are, at the time of the grant, employees, including officers, directors of, or consultants or advisors to the Company or any subsidiary corporation (as defined in Section 425 of the Internal Revenue Code of 1986, as amended (the "Code"), and herein referred to as "Subsidiary"), including part-time employees, as the Board of Directors (or Committee) shall select from time to time from among those nominated by the Board of Directors (or Committee). For the purposes of this Plan, options may only be granted to those consultants and advisors who shall render bona fide services to the Company and such services must not be in connection with the offer or sale of securities in a capital raising transaction. Subject to the provisions hereinafter set forth, options granted under the Plan shall be designated either (i) "Incentive Stock Options" (which term, as used herein, shall mean options intended to be "incentive stock options" within the meaning of Section 422 of the Code) or (ii) "Non-Incentive Stock Options" (which term, as used herein, shall mean options not intended to be incentive stock options" within the meaning of Section 422 of the
Code). Each option granted to a person who is solely a director of the Company or a Subsidiary on the date of the grant shall be designated a Non-Incentive Stock Option.

        The Board of Directors (or Committee) may grant, at any time, new options to a person who has previously received options whether such prior options are still outstanding, have previously been exercised in whole or in part, have expired, or are canceled in connection with the issuance of new options. The purchase price of the new options may be established by the Board of Directors (or
Committee) without regard to the existing option price.

5.      Option Price

        (a) The purchase price of the Common Stock underlying each option shall be determined by the Board of Directors (or Committee), which determination shall be final, binding and conclusive; provided, however, that in no event shall the purchase price of Incentive Stock Options be less than 100% (110% in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock on the date the option is granted. In determining such fair market value, the Board of Directors (or Committee) shall consider (i) the closing price of the Common Stock on the date on which the option is granted
(if such Common Stock is listed on a national securities exchange); (ii) the closing bid prices as quoted by the National Quotation Bureau or a recognized dealer in the Common Stock on the date of grant (if such Common
Stock is not listed on such an exchange); and (iii) such other factors as the Board of Directors (or Committee) shall deem appropriate or which may be relevant under applicable federal tax laws and Internal Revenue rules and regulations. For purposes of the Plan, the date of grant of an option shall be the date on which the Board of Directors (or Committee) shall by resolution duly authorize such option.

        (b) The aggregate fair market value (as defined above), determined at the time the Incentive Stock Options are granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. Non-Incentive Stock Options shall not be subject to the limitations of this paragraph 5(b).

6.      Exercise of Options

        (a) Subject to the provisions set forth in Sections 9, 10 and 11 hereof, no option shall be exercisable unless the holder thereof shall have been an employee, including an officer or director of the Company and/or a Subsidiary, from the date of the granting of the option until the date of exercise.

        (b) The number of shares which are issued pursuant to the exercise of an option shall be charged against the maximum limitations on shares set forth in Section 2 hereof.

        (c) The exercise of an option shall be made contingent upon receipt by the Company from the holder thereof of (i) a written representation and acknowledgement that at the time of such exercise it is his then present intention to acquire the option shares for investment and not with a view to distribution or resale thereof, that he knows that the Company is not obligated to register the option shares and that the option shares may have to be held indefinitely unless an exemption from the registration requirements of the Securities Act of 1933, as amended, is available or the Company has registered the shares underlying the options, that the Company may place a legend on the certificate(s) evidencing the option shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that the circumstances of the proposed transfer do not require such registration and (ii) payment in full of the purchase price of the shares being purchased. Payment may be made (a) in cash, (b) by certified check payable to the order of the Company in the amount of such purchase price, (c) by delivery to the Company of shares of Common Stock having a fair market value equal to such purchase price, (d) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option, provided such shares are registered and transferable, and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees to the optionee, or (e) by any combination of the methods of payment described in (a) through (d) above.

7.      Term of Options

        The period during which each option granted hereunder shall be exercisable shall be determined by the Board of Directors (or Committee); provided, however, that no option shall be exercisable for a period exceeding ten (10) years (five (5) years in the case of optionees who own more than 10% of the total combined voting power of all classes of stock of the Company) from the date the options are granted.

8.      Non-Transferability of Options

        No option granted pursuant to this Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge or otherwise transferable except by will or the laws of descent and distribution, and an option shall be exercisable during the lifetime of the holder thereof only by such holder.

9.      Termination of Services

        In the event that an employee or any other person to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary, by reason of a termination of such relationship without cause and other than by reason of death, disability or retirement at age 65, such holder may exercise such option at any time prior to the expiration date of the option or within three months after the date of termination, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. In the event that an employee or any other person to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary, by reason of a termination of such relationship for cause and other than by reason of death, disability or retirement at age 65, such options shall forthwith automatically terminate, lapse and expire. So long as the holder of an option shall continue to be in the employ, or continue to be a director, of the Company or one or more of its Subsidiaries, such holder's option shall not be affected by any change of duties or position.
Absence on leave approved by the employing corporation shall not be considered an interruption of employment for any purpose under the Plan. The granting of an option in any one year shall not give the holder of the option any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate such holder's employment or services at any time. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

10.     Retirement or Disability of Holder of Option

        If any person to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary, by reason of disability or retirement at age 65, such holder may exercise such option at any time prior to the expiration date of the option or within three months (one year in the case of termination by reason of disability) after the date of termination for such reason, whichever is earlier, but only to the extent the holder had the right to exercise such option on the date of termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

11.     Death of Holder of Option

        If any person to whom an option has been granted under the Plan shall cease to be an employee, officer or director of the Company or a Subsidiary by reason of death, or a holder of an option shall die within three months after termination by reason of retirement at age 65 or otherwise, the option may be exercised by the person or persons to whom the optionee's rights under the option are transferred by will or by the laws of descent and distribution at any time prior to the expiration date of the option or within three months from the date of death, whichever is earlier, but only to the extent the holder of the option had the right to exercise such option on the date of such termination. Notwithstanding the foregoing, no option may be exercised after ten years from the date of its grant.

12.     Adjustments Upon Changes in Capitalization

        If the shares of Common Stock outstanding are changed in number, kind or class by reason of a stock split, combination, merger, consolidation, reorganization, reclassification, exchange or any capital adjustment, including a stock dividend, or if any distribution is made to shareholders other than a cash dividend and the Board of Directors deems it appropriate to make an adjustment, then
(i) the aggregate number and class of shares that may be issued or transferred pursuant to Section 2, (ii) the number and class of shares which are issuable under outstanding options, and (iii) the purchase price to be paid per share under outstanding options, shall be adjusted as hereinafter provided.

        Adjustments under this Section 12 shall be made in a proportionate and equitable manner by the Board of Directors (or Committee), whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.

        In the event of a liquidation of the Company, or a merger, reorganization or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed canceled unless the surviving corporation in any such merger, reorganization or consolidation elected to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be canceled in accordance with the foregoing, the optionee shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, merger or consolidation, to exercise the option in whole or in part. The granting of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13.     Vesting of Rights Under Options

        Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors (or
Committee) or the shareholders of the Company shall constitute the vesting of any rights under any option. The vesting of such rights shall take place only when a written agreement shall be duly executed and delivered by and on behalf of the Company to the person to whom the option shall be granted.

14.     Rights as a Shareholder

        A holder of an option shall have no rights of a shareholder with respect to any shares covered by his option until the date of issuance of a stock certificate to him for such shares.

15.     Termination and Amendment

        The Board of Directors may, at any time, terminate or suspend this Plan or make such modifications or amendments thereto as it shall deem advisable; provided, however, that no termination, modification or amendment shall adversely affect the rights of a holder of an option previously granted under the Plan.

16.     Modification, Extension and Renewal of Options

        Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors (or Committee) may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor. Notwithstanding the foregoing, no modification of an option shall, without the consent of the holder thereof, alter or impair any rights or obligations under any option theretofore granted under the Plan.

17.     Indemnification

        In addition to such other rights of indemnification as they may have as members of the Board of Directors (or Committee), the members of the Board of Directors (or Committee) administering the Plan shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

18.     Effective Date

        The Plan shall become effective on January 29, 1996 upon its approval by vote of the holders of shares of capital stock of the Company entitled to vote thereon and shall terminate on the close of business on January 28, 2006 and no option may be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

                                              Exhibit 4(b)


                      FIND/SVP, INC.
             INCENTIVE STOCK OPTION AGREEMENT



To: __________________


    We are pleased to inform you that by the determination of the Board of Directors of FIND/SVP, Inc. (the
"Company"), an option to purchase _____ shares of the Common Stock, par value $.0001 per share, of the Company (the "Common Stock"), at the price of $____ per share, has this ___ day of ________, 199_ been granted to you.

1.  Acceptance of Option Agreement

    Your execution of this Option Agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the option. Your obligation to purchase shares can arise only upon your exercise of the option in the manner set forth in paragraph 3 hereof.

2.  Time of Exercise

    The option granted you hereunder may be exercised, on a cumulative basis. Each option shall be for a term of ____ years and shall vest twenty percent (20%) immediately; an additional twenty percent (20%) during the second year; an additional twenty percent (20%) during the third year; an additional twenty percent (20%) during the fourth year; and a final twenty percent (20%) during the fifth year; provided, however, that this option may not be exercised as to less than 100 shares at any one time. This option expires at the end of ____ years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in Paragraphs 6, 7 and 8 hereof.

3.  Method of Exercise

    This option shall be exercisable by written notice signed by you and delivered to the Company at its principal executive offices, attention of the President of the Company, signifying your election to exercise the option.
The notice must state the number of shares of Common
Stock as to which your option is being exercised and must contain, unless indicated to the contrary by the Company, a representation and acknowledgement by you (in a form acceptable to the Company) that, among other things, such shares are being acquired by you for investment and not with a view to their distribution or resale, that the shares are not registered under the Securities Act of 1933, as amended, or unless counsel to the Company is satisfied that the circumstances of the proposed transfer do not require such registration. Such notice shall be accompanied by payment of the full purchase price of the shares being purchased. Payment may be made (a) in cash, (b) by certified check payable to the order of the Company in the amount of such purchase price, (c) by delivery to the Company of registered and transferable shares of Common
Stock having a fair market value equal to such purchase price, (d) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option, provided such shares are registered and transferable, and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees to you, or (e) by any combination of the methods of payment described in (a) through (d) above. If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of the option, the submission to the Company of appropriate proof of the right of such person or persons to exercise the option.

4.  Issuance of Certificates Upon Exercise of Option

    Certificates representing the shares of Common Stock for which payment is made upon exercise of this option shall be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any stock exchange on which the Company's Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said
Exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a stockholder with respect to the shares subject to this option.

5.  Nature of Shares Issuable Upon Exercise of Option

    In the event the Company chooses not to register the shares underlying the options, the shares of Common Stock issuable upon exercise of this option will be unregistered and must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration, such as embodied in Rule 144, is available. Rule 144 under the Securities Act of 1933 permits, upon compliance with certain conditions, sales in limited amounts of shares of publicly held companies which are current in the filing of various required reports with the Securities and Exchange Commission, which shares have been beneficially owned and fully paid for at least two years. The Company has not covenanted to file a registration statement under the Securities Act of 1933 covering the shares issuable upon exercise of this option nor to take such action as may be necessary to permit sales under Rule 144. You are advised to inquire of the appropriate officer of the Company at any time that you may wish to sell any shares obtained from the exercise of this option.

6.  Termination of Employment

    If your employment with the Company (or a subsidiary thereof) is terminated without cause you may exercise this option within three months from the date of such termination; provided, however, that such exercise occurs within ____ years from the date of grant of this option.
Any options not so exercised shall forthwith automatically terminate, lapse and expire. If your employment with the Company (or a subsidiary thereof) is terminated with cause for any reason other than by death, disability or retirement at age 65, such options shall forthwith automatically terminate, lapse and expire.

7.  Retirement or Disability

    If your employment with the Company (or a subsidiary thereof) is terminated by reason of your disability or retirement at age 65, you may exercise this option within three months from the date of termination due to retirement or within one year from the date of termination due to disability to the extent this option was exercisable on the date of termination; provided, however, that such exercise occurs within ____ years from the date of grant of this option.

8.  Death

    If you die while employed by the Company (or a subsidiary thereof), or die within three months after termination of your employment due to retirement at age
65, this option may be exercised by the person or persons to whom your rights under the option are transferred by will or by the laws of descent and distribution within three months from the date of your death to the extent this option was exercisable on the date of your death, but in no event later than ____ years from the date of the grant of this option.

9.  Non-Transferability of Option

    This option shall not be transferable or assignable except by will or the laws of descent and distribution, and may be exercised during your lifetime only by you.

10.  Adjustments upon Changes in Capitalization

    If at any time after the date of grant of this option, the Company shall, by stock dividend, stock split, combination, reclassification or exchange, change its shares of Common Stock into a different number, kind or class of shares or other securities or property, then the number of shares covered by this option and the price of each such share shall be proportionately adjusted for any such change by the Board of Directors, whose determination shall be final, binding and conclusive. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options granted hereby shall be deemed canceled unless the surviving corporation in any such merger, reorganization or consolidation, or the parent company in the case of an acquisition where the Company becomes a wholly owned subsidiary of another corporation, elects to assume the option granted hereby or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if the option granted hereby would otherwise be canceled in accordance with the foregoing, you shall have the right, exercisable during a ten-day period ending on the fifth day prior to such liquidation, acquisition, merger, reorganization or consolidation, to exercise this option in whole or in part. Such exercise to be effective only upon such liquidation, or the closing of such merger, acquisition, reorganization or consolidation. Any fraction of a share resulting from the foregoing adjustments shall be eliminated and the price per share of the remaining shares subject to this option adjusted accordingly.


FIND/SVP, Inc.



By:___________________________

Andrew P. Garvin, President

AGREED TO AND ACCEPTED, as of
the ___ day of _________, 199_.

_______________________________
Signature

                                              Exhibit 4(c)


                      FIND/SVP, INC.
           NON-INCENTIVE STOCK OPTION AGREEMENT

TO:

    We are pleased to inform you that by the determination of the Board of Directors of FIND/SVP, Inc. (the
"Company"), an option to purchase ______ shares of Common Stock, par value $.0001 per share, of the Company (the "Common Stock"), at the price of $____ per share, has this ___ day of ___________, 199_ been granted to you.

    1.  Acceptance of Option Agreement

        Your execution of this Option Agreement will indicate your acceptance of and your willingness to be bound by its terms; it imposes no obligation upon you to purchase any of the shares subject to the option. Your obligation to purchase shares can arise only upon your exercise of the option in the manner set forth in paragraph
3 hereof.

    2.  Time of Exercise

        You may exercise your option in whole or in part as of the date hereof; provided, however, that the option granted you hereunder may not be exercised as to less than 100 shares at any one time. This option expires at the end of five years from the date of grant whether or not it has been duly exercised, unless sooner terminated as provided in Paragraph 6 hereof.

    3.  Method of Exercise

        This option shall be exercisable by written notice signed by you and delivered to the Company at its principal executive offices, attention of the President of the Company, signifying your election to exercise the option. Such notice shall be accompanied by payment of the full purchase price of the shares being purchased. Payment may be made (a) in cash, (b) by certified check payable to the order of the Company in the amount of such purchase price, (c) by delivery to the Company of registered and transferable shares of Common Stock having a fair market value equal to such purchase price, (d) by irrevocable instructions to a broker to sell shares of Common Stock to be issued upon exercise of the option, provided such shares are registered and transferable, and to deliver to the Company the amount of sale proceeds necessary to pay such purchase price and to deliver the remaining cash proceeds, less commissions and brokerage fees to you, or
(e) by any combination of the methods of payment described in (a) through (d) above. The notice must state the number of shares of Common Stock as to which your option is being exercised and must contain, unless indicated to the contrary by the Company, a representation and acknowledgement by you (in a form acceptable to the Company) that, among other things, such shares are being acquired by you for investment and not with a view to their distribution or resale, that the shares are not registered under the Securities Act of 1933, as amended, (the "Securities Act") that the Company is not obligated to register the shares, that the shares may have to be held indefinitely unless an exemption from the registration requirements is available and that the Company may place a legend on the certificate evidencing the shares reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act as amended, or unless counsel to the Company is satisfied that the circumstances of the proposed transfer do not require such registration.

        If notice of the exercise of this option is given by a person or persons other than you, the Company may require, as a condition to the exercise of the option, the submission to the Company of appropriate proof of the right of such person or persons to exercise the option.

    4.  Issuance of Certificates Upon Exercise of Option

        Certificate representing the shares of the Common Stock for which payment is made upon exercise of this option shall be issued as soon a practicable. The
Company, however, shall not be required to issue or deliver a certificate for any shares until it has complied with all requirements of the Securities Act, the Securities Exchange Act of 1934, any stock exchange on which the Company's Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such shares or the listing of such shares on said
Exchange. Until the issuance of the certificate for such shares, you or such other person as may be entitled to exercise this option, shall have none of the rights of a stockholder with respect to the shares subject to this option.

    5.  Nature of Shares Issuable Upon Exercise of Option

        In the event the Company chooses not to register the shares underlying the options, the shares of Common Stock issuable upon exercise of this option will be unregistered and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration, such as embodied in Rule 144, is available. Rule 144 under the Securities Act permits, upon compliance with certain conditions, sales in limited amounts of shares of publicly held companies which are current in the filing of various required reports with the Securities and Exchange Commission, and which shares have been beneficially owned and fully paid for at least two years. The Company has not covenanted to file a registration statement under the Securities Act covering the shares issuable upon exercise of this option nor to take such action as may be necessary to permit sales under Rule
144. You are advised to inquire of the appropriate officer of the Company at any time that you may wish to sell any shares obtained from the exercise of this option.

    6.  Termination of Services

        If you cease to be a director of the Company (or a subsidiary thereof) due to your removal as such for cause or due to your failure to be reelected by the stockholders of the Company, this option shall immediately lapse, terminate and expire. If you cease to be a director of the Company (or a subsidiary thereof) due to death, retirement or disability, you or the person to whom your rights under this option are transferred by will or the laws of descent and distribution, may exercise this option within three months from the date of termination due to death or retirement, or within one year from the date of termination due to disability, to the extent this option was exercisable on the date of termination; provided, however, that such exercise occurs within five years from the date of grant of this option. If you cease to be a director of the Company (or a subsidiary thereof) due to your termination without cause and other than by reason of death, disability or retirement at age 65, you or the person to whom your rights under this option are transferred by will or the laws of descent and distribution, may exercise this option within three months from the date of such termination, to the extent this option was exercisable on the date of termination; provided, however, that such exercise occurs within five years from the date of grant of this option.
Any options not so exercised shall forthwith automatically lapse, terminate, and expire.

    7.  Non-Transferability of Option

        This option shall not be transferable or assignable except by will or the laws of descent and distribution, and may be exercised during your lifetime only by you.

    8.  Adjustments upon Changes in Capitalization

        If at any time after the date of grant of this option, the Company shall, by stock divided, stock split, reclassification or exchange, change its shares of Common Stock into a different number, kind or class of shares or other securities or property, then the number of shares covered by this option and the price of each such share shall be proportionately adjusted for any such change by the Board of Directors, whose determination shall be final, binding and conclusive. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the Company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options granted hereby shall be deemed canceled unless the surviving corporation in any such merger, reorganization or consolidation elects to assume the option granted hereby or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if the option granted hereby would otherwise be canceled in accordance with the foregoing, you shall have the right, exercisable during the ten-day period ending on the fifth day prior to such liquidation, merger or consolidation, to exercise this option in whole or in part. Any fraction of a share resulting from the foregoing adjustments shall be eliminated and the price per share of the remaining shares subject to this option adjusted accordingly.
                                            FIND/SVP,
Inc.

                                            By:
____________________________
                                                 Andrew P.
Garvin
                                                 President
AGREED TO AND ACCEPTED, as of
the ___ day of ___________, 199_

__________________________

                                               Exhibit 5












                                                 February
27, 1997



Board of Directors
FIND/SVP, Inc.
625 Avenue of the Americas
New York, NY 10011

Ladies and Gentlemen:

        It is our opinion that the securities being registered with the Securities and Exchange Commission, pursuant to the Registration Statement of FIND/SVP, Inc. (the
"Company") on Form S-8, which are to be offered to employees, including officers, directors and consultants and advisors pursuant to the Company's 1996 Stock Option
Plan, will, when sold, be legally issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consent to the reference made to us under the caption
"Legal Opinion" in the Company's prospectus.

                                                 Sincerely,

                                                 /s/
Breslow & Walker, LLP

                                                 Breslow &
Walker, LLP

                                             Exhibit 23(a)






               Independent Auditors' Consent


The Board of Directors
FIND/SVP, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of FIND/SVP, Inc., relating to the FIND/SVP, Inc. 1996 Stock Option Plan of our report dated February 20, 1996, except as to notes 13 and 14, which are as of March 20, 1996 and March 25, 1996, respectively, relating to the consolidated balance sheets of FIND/SVP, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period then ended, and all related schedules, which report appears in the December
31, 1995 annual report on Form 10-K of FIND/SVP, Inc.



                                                 KPMG
Peat Marwick LLP



New York, New York
February 26, 1997